UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2011

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, Pennsylvania		15108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (724) 273-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 5, 2011, Dick’s Sporting Goods, Inc. (the “Company”) and certain subsidiaries of the Company entered into a Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other agents and lenders named therein (the “New Senior Secured Credit Facility”).

The Company is the borrower under the New Senior Secured Credit Facility, which provides for a $500 million revolving credit facility, including up to $100 million in the form of letters of credit. Other than the issuance of certain letters of credit, the New Senior Secured Credit Facility is currently undrawn. Under the terms of the New Senior Secured Credit Facility, the Company is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the revolving credit facility in the aggregate principal amount of up to $250 million to the extent that existing or new lenders agree to provide such additional revolving commitments.

The aggregate amount of loans permitted to be made to the Company under the New Senior Secured Credit Facility may not exceed a borrowing base consisting of the lesser of: (i) the aggregate amount of revolver commitments minus any letter of credit obligations pursuant to the New Senior Secured Credit Facility; and (ii) the sum of (a) eligible credit card receivable, plus (b) eligible receivables from GSI Commerce Solutions, Inc., plus (c) eligible inventory, minus (d) certain availability reserves.

All of the indebtedness outstanding under the New Senior Secured Credit Facility is guaranteed by the Company’s current and future domestic subsidiaries (other than immaterial subsidiaries). In addition, pursuant to the terms of a security agreement, the obligations of the Company and the guarantors under the New Senior Secured Credit Facility are secured by a first priority security interest (subject to certain permitted liens) in certain property and assets, including accounts, inventory, deposit accounts, securities accounts and other personal property relating to the accounts and inventory, of the Company and its current and future domestic subsidiaries (other than immaterial subsidiaries).

The interest rates per annum applicable to loans, other than swingline loans, under the New Senior Secured Credit Facility will be, at the Company’s option, equal to either a base rate or an adjusted LIBO rate for one, two, three or six-month interest periods chosen by the Company, in each case plus an applicable margin percentage.

The base rate will be equal to the highest of (i) 50 basis points over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York, (ii) the adjusted LIBO rate with a maturity of one month plus 1.0% and (iii) Wells Fargo Bank, National Association’s prime rate. The LIBO rate will be the rate equal to the British Bankers Association LIBOR Rate, as published by Reuters (or other commercially available source), for deposits in dollars for a period equal to the interest period of the loan. The adjusted LIBO rate will be the rate obtained by dividing (x) the LIBO Rate by (y) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against “Eurocurrency liabilities” as specified in Regulation D (including any marginal, emergency, special or supplemental reserves).

The applicable margin percentage is a percentage per annum equal to (i) with respect to base rate loans, a per annum rate of 0.20% to 0.50% and (ii) with respect to adjusted LIBO rate loans, a per annum rate of 1.20% to 1.50%, in each case as adjusted in accordance with a pricing grid based on the average daily adjusted availability of the Company on the applicable date of determination.

The revolving credit facility under the New Senior Secured Credit Facility matures on December 5, 2016.

The New Senior Secured Credit Facility contains certain covenants that limit the ability of the Company and its subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt; (iii) make investments; (iv) sell assets; (v) enter into agreements that restrict distributions or other payments from restricted subsidiaries to the Company; (vi) incur or suffer to exist liens securing indebtedness; (vii) consolidate, merge or transfer all or substantially all of their assets; and (viii) engage in transactions with affiliates. In addition, the New Senior Secured Credit Facility requires that the Company maintain a minimum adjusted availability.

The New Senior Secured Credit Facility contains customary events of default including, without limitation, (i) the representations and warranties made in or in connection with the loan documents entered into in connection with the New Senior Secured Credit Facility prove to have been false or misleading in any material respect when made; (ii) failure to make required payments; (iii) failure to comply with certain agreements or covenants; (iv) cross-defaults to certain other indebtedness in excess of specified amounts; (v) certain events of bankruptcy and insolvency; (vi) failure to pay certain judgments and (vii) occurrence of a Change of Control (as defined therein). If such an event of default occurs, the lenders under the New Senior Secured Credit Facility would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

Certain of the lenders and the agents (and each of their respective subsidiaries or affiliates) of the New Senior Secured Credit Facility have in the past provided, are currently providing and may in the future provide investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates for such services.

The above summary of the New Senior Secured Credit Facility is qualified in its entirety by reference to the New Senior Secured Credit Facility, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Credit Agreement, dated as of December 5, 2011, among Dick’s Sporting Goods, Inc., the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, the lenders party thereto, PNC Bank, National Association, as syndication agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank, National Association, as co-documentation agents, and Wells Fargo Capital Finance, LLC and PNC Capital Markets, LLC, as joint lead arrangers and joint book managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: December 6, 2011	By:	/S/ TIMOTHY E. KULLMAN
		Name:	Timothy E. Kullman
		Title:	EVP – Finance, Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Credit Agreement, dated as of December 5, 2011, among Dick’s Sporting Goods, Inc., the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, the lenders party thereto, PNC Bank, National Association, as syndication agent, Bank of America, N.A., JPMorgan Chase Bank, N.A. and U.S. Bank, National Association, as co-documentation agents, and Wells Fargo Capital Finance, LLC and PNC Capital Markets, LLC, as joint lead arrangers and joint book managers.